Exhibit 10-7

                  GANNETT CO., INC.. DEFERRED COMPENSATION PLAN
                 Amendment No. 3 to January 1, 1997 Restatement

     This Amendment No. 3 to the Restated Gannett Co., Inc. 1987 Deferred Compensation Plan (the "Plan") is adopted pursuant to the action of the Executive Compensation Committee of the Board of Directors of the Company on December 5, 2000, and is effective on that date.

Section 2.9(c) of the Plan shall read as follows:

     At the time the election to defer is made, the Participant may choose to receive payments either (i) in a lump sum, or (ii) if the Payment Commencement Date is during a year in which the Participant could have retired under a retirement plan of the company, in up to ten annual installments. The method of paying a Deferred Compensation Account is the "Method of Payment." The amount of any payment under the Plan shall be the value attributable to the Deferred Compensation Account on the last day of the month preceding the month of the payment date, divided by the number of payments remaining to be made, including the payment for which the amount is being determined.


Section 2.9(f) of the Plan shall read as follows:

     Notwithstanding any Payment Commencement Date or Method of Payment selected by a Participant, if:

(1)  an employee Participant's employment with the Company terminates other than
     (i) at or after early or normal retirement pursuant to a retirement plan of the company, (ii) by reason of the Participant's death, or (iii) by reason of the Participant's total disability, or

(2)  a director Participant's directorship terminates for any reason other than
     (i) at or after reaching the prescribed mandatory retirement age from the Board, (ii) by reason of such Participant's death, or (iii) by reason of such Participant's total disability,

the Committee, in its sole discretion, shall determine whether to distribute such Participant's benefits in the form of five annual installment payments, or as a lump sum. In either case, such payment shall begin as soon as administratively practicable following the Participant's termination of employment.


     IN WITNESS WHEREOF, Gannett Co., Inc. has caused this Amendment to be executed by its duly authorized officer as of December 5, 2000.


                                     GANNETT CO., INC..

                                     By: /s/ Richard L. Clapp
                                         ------------------------
                                     Name:  Richard L. Clapp
                                     Title: Senior Vice President/
                                            Human Resources

                  GANNETT CO., INC. DEFERRED COMPENSATION PLAN
                                 Amendment No. 4


     The Gannett Co., Inc. Deferred Compensation Plan (the "Plan") is hereby amended as set forth below, effective February 20, 2001:

Section 2.5 of the Plan is amended as follows:

     2.5 Time of Election of Deferral

           (a) An election to defer Compensation must be made before the Compensation is earned. In the case of salary and Directors' fees, the election to defer must be made prior to the year in which the services to which the salary or Directors' fees relate will be performed, or, if deferred during the year in which the services are performed, at least six months prior to the month in which the services are performed. In the case of bonuses and SIRs, the election to defer must be made prior to the year in which the bonuses or SIRs will be paid.

                 Notwithstanding the foregoing, in his or her first year of eligibility an employee or Director may make a deferral election within 30 days of first becoming eligible. This initial deferral may relate only to Compensation attributable to the period following the deferral election.

           (b) Once made, an election to defer for a particular time period is irrevocable.

           (c) A Director may elect to defer Directors' fees payable for services rendered after June 30, 1987, either under the terms of this Plan or under the terms of the Gannett Co., Inc. Plan for the Deferral of Directors' Fees adopted May 1, 1979 (the "Directors' Plan"). Whenever a Director has an account under the Directors' Plan, he or she may elect to have his or her account balance or any part thereof under the Directors' Plan deemed invested in the fund or funds available under this Plan, as designated by the Director, or under the Directors' Plan. Such elections shall be made by written notice to the Company, and shall be pursuant to Section 2.7 of this Plan. Any amounts allocated to this Plan may be allocated and reallocated as this Plan provides. Except for these changes in computing future account balances, all other terms and conditions of the Directors' Plan and the elections made thereunder shall continue to apply to amounts deferred under the Directors' Plan.

Section 2.10(c) is amended as follows:

           (c) The Company will provide election forms to permit Participants to defer Compensation to be earned during that calendar year.

     IN WITNESS WHEREOF, Gannett Co., Inc., has caused this Amendment to be executed by its duly authorized officer as of February 20, 2001.


                                GANNETT CO., INC.


                                /s/  Richard L. Clapp
                                ------------------------------------------
                                By:  Richard L. Clapp
                                     Senior Vice President
                                     Human Resources